CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-275194 on Form S-6 of our report dated November 17, 2023, relating to the financial statement of FT 11140, comprising Cboe Vest Nasdaq 100 Buffered 10 Portfolio Series, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 17, 2023